Registration No. 333-112564

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CollaGenex Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	52-1758016
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
41 University Drive
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)
1996 STOCK PLAN
DECEMBER 2003 OPTIONS
(Full Title of the Plan)
41 University Drive
Newtown, Pennsylvania 18940
(215) 579-7388
(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

President
CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940
(215) 579-7388
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

Copies to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.
Telephone: (212) 909-6000

DEREGISTRATION OF UNSOLD SECURITIES
     CollaGenex Pharmaceuticals, Inc. (“Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-112564, filed on February 6, 2004 (the “Registration Statement”), to deregister unsold securities of the Registrant offered under the 1996 Stock Plan and the December 2003 Options (collectively, the “Plans”).
     On April 10, 2008, pursuant to an Agreement and Plan of Merger dated as of February 25, 2008, by and among Registrant, Galderma Laboratories, Inc. (“Parent”) and Galderma Acquisition Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Registrant (the “Merger”), with Registrant being the surviving entity and becoming a direct, wholly owned subsidiary of Parent. As a result of the Merger, Registrant terminated the Plans. Registrant intends to file a certification and notice of termination on Form 15 with respect to Registrant’s shares of common stock, par value $0.01 per share.
     Pursuant to the undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 25, 2008.

COLLAGENEX PHARMACEUTICALS, INC.
By:	/s/ Humberto Antunes
	Name:	Humberto Antunes
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2008.

Signature	Title

/s/ Humberto Antunes	President
Humberto Antunes

/s/ Albert Draaijer	Treasurer, Vice President and Director
Albert Draaijer

/s/ Quintin Cassady	Secretary, Vice President and Director
Quintin Cassady